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                                                                    EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AlliedSignal Inc. of our report dated February 1, 1999 relating to the financial statements, which appears in AlliedSignal's 1998 Annual Report to Shareowners, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 1, 1999